UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 6, 2024

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11495 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 419-7525

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2024, Sanuwave Health, Inc. (the “Company”) entered into a Consent, Limited Waiver and Fifth Amendment to Note and Warrant Purchase Agreement (the “Fifth Amendment”) with NH Expansion Credit Fund Holdings LP (the “Agent”) and the noteholders party thereto (the “Holders”). Pursuant to the Fifth Amendment, the Agent and the Holders (i) consented to entry by Sanuwave, Inc., a wholly owned subsidiary of the Company, into the License and Option Agreement and consummation of the License and Option Transaction (each as defined below), (ii) waived any event of default that may occur under the Note and Warrant Purchase Agreement, dated as of August 6, 2020 (the “NPA”) by and among the Agent, the noteholders party thereto and the Company as a result of the License and Option Agreement or License and Option Transaction and (iii) amended the NPA to release the Patents (as defined below) from the collateral. The Agent and the Holders also agreed to continue to forbear upon exercising remedies in connection with certain existing events of default under the NPA until the earlier of (x) the occurrence of another event of default under the NPA and (y) April 30, 2024. During the forbearance period, the outstanding obligations under the NPA continue to accrue interest at the default rate.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On March 6, 2024, Sanuwave, Inc. entered into an exclusive license and option agreement (the “License and Option Agreement”) with a third party licensee (the “Licensee”) in connection with a portfolio of Sanuwave, Inc. patents related to the field of intravascular shockwave applications (the “Patents”).  In exchange for a one-time payment of $2.5 million, Sanuwave, Inc. granted the Licensee an exclusive license to the Patents and an option to acquire the Patents for an additional one-time payment in the single-digit millions of dollars (the “License and Option Transaction”).  If the Licensee does not exercise its option to acquire the Patents during a specified option period, the license terminates and all rights revert back to Sanuwave, Inc.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1	Consent, Limited Waiver and Fifth Amendment to Note and Warrant Purchase Agreement with NH Expansion Credit Fund Holdings LP and the noteholders party thereto, dated March 6, 2024
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: March 6, 2024	By:	/s/ Toni Rinow
	Name:	Toni Rinow
	Title:	Chief Financial Officer